SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) April 12, 2002
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                        GYRODYNE COMPANY OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



             New York                    000-01684              11-1688021
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   (State or other jurisdiction       (Commission File        (IRS Employer
        of incorporation)                 Number)          Identification No.)



                     102 Flowerfield
                St. James, New York 11780                         11780
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        (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code (631) 584-5400
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                                 Not applicable
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         (Former name or former address, if changed since last report.)


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ITEM 5.       OTHER EVENTS.

On April 12, 2002, Gyrodyne Company of America, Inc. (the "Company") entered into a Settlement Agreement with Special K Capital Offshore Master Fund (U.S. Dollar), L.P., K Capital Offshore Master Fund (U.S. Dollar), L.P., Harwich Capital Partners, LLC, Abner Kurtin and Thomas Knott (collectively, "K Capital Affiliates"). Pursuant to the Settlement Agreement, the Company repurchased 111,000 shares of the its common stock from K Capital Affiliates at a price of $20.25 per share. In exchange, K Capital Affiliates withdrew their nominations of Richard S. Frary and Marvin L. Olshan for election as directors of the Company and ceased all activities in connection with their previously announced proxy contest. In the Settlement Agreement, K Capital Affiliates agreed to a ten year standstill agreement and the Company agreed to indemnify K Capital Affiliates against liabilities arising out of the share repurchase. The Settlement Agreement also contained a mutual release of claims by the parties. A copy of the Settlement Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Company issued a press release on April 15, 2002 relating to the matters described above, which is attached hereto as
Exhibit 99.1.

The Company also announced that its Board of Directors has declared a 10% stock dividend to be issued May 15 to all shareholders of record as of May 1st, 2002. Each shareholder will receive 10 additional shares of common stock of the Company for every 100 shares owned. The Company issued a press release on April 15, 2002 announcing the dividend, which is attached hereto as Exhibit 99.2.

As a result of the matters described above, the Company announced that it was postponing its May 10, 2002 annual meeting. The Company issued a press release on April 15, 2002 relating to the above announcement, which is attached hereto as Exhibit 99.3.

On April 23, 2002, the Company announced that its annual meeting of shareholders will be held on Thursday, June 13, 2002 at 11:00 a.m. at Flowerfield Celebrations, Mills Pond Road, Saint James, New York. The Company also announced that the board of directors has fixed the close of business on May 3, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. In accordance with the Company's by-laws, to be properly brought before the annual meeting of shareholders, nominations of persons for election to the board of directors of the Company and other shareholder proposals must be delivered to the secretary of the Company at its principal executive offices no later than May 3, 2002 to be considered timely. The Company issued a press release on April 23, 2002 relating to the above announcements, which is attached hereto as Exhibit 99.4.

Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the upcoming annual meeting of shareholders must advise the secretary of the Company of such proposals in writing within a reasonable time before the Company begins to print and mail its proxy materials to its shareholders. The Company anticipates mailing its proxy materials to its shareholders on or about Tuesday, May 14, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits

      4.1 Settlement Agreement dated as of April 12, 2002 by and among Special K Capital Offshore Master Fund (U.S. Dollar), L.P., K Capital Offshore Master Fund (U.S. Dollar), L.P., Harwich Capital Partners, LLC, Abner Kurtin, Thomas Knott and Gyrodyne Company of
            America, Inc.

      99.1  Press Release dated April 15, 2002.

      99.2  Press Release dated April 15, 2002.

      99.3  Press Release dated April 15, 2002.

      99.4  Press Release dated April 23, 2002.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GYRODYNE COMPANY OF AMERICA, INC.


                                         By:  /s/ Stephen V. Maroney
                                              --------------------------------
                                              Stephen V. Maroney
Dated:  April 24, 2002                        President, Chief Executive Officer
                                              and Treasurer
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                                  EXHIBIT INDEX
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Exhibit No.                         Description
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   4.1            Settlement Agreement dated as of April 12, 2002 by and among
                  Special K Capital Offshore Master Fund (U.S. Dollar), L.P., K Capital Offshore Master Fund (U.S. Dollar), L.P., Harwich Capital Partners, LLC, Abner Kurtin, Thomas Knott and Gyrodyne Company of America, Inc.

   99.1           Press Release dated April 15, 2002.

   99.2           Press Release dated April 15, 2002.

   99.3           Press Release dated April 15, 2002.

   99.4           Press Release dated April 23, 2002.